As filed with the Securities and Exchange Commission on July 2, 1999
                                                  Registration No. 333-02455
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          -----------------------------


                           POST EFFECTIVE AMENDMENT TO
                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933


                          -----------------------------


                               RGC RESOURCES, INC.
             (Exact name of registrant as specified in its charter)
                       (successor to Roanoke Gas Company)

                 Virginia                               54-1909697
      (State of other jurisdiction of    (I.R.S. Employer Identification No.)
      incorporation or organization)


                            519 Kimball Avenue, N.E.
                             Roanoke, Virginia 24016
                                 (540) 777-4427
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          -----------------------------


                 AMENDED AND RESTATED KEY EMPLOYEE STOCK OPTION
                           PLAN OF RGC RESOURCES, INC.
                            (full title of the Plan)

                          -----------------------------


                             JOHN B. WILLIAMSON, III
                    Presidentand Chief Executive Officer RGC
                                 RESOURCES, INC.
                            519 Kimball Avenue, N.E.
                             Roanoke, Virginia 24016
                                 (540) 777-4427
       (Name, address, including zip code, and telephone number, including area code, of agent for service)


                          -----------------------------






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                                    Copy to:

                             NICHOLAS C. CONTE, ESQ.
                             NICOLE C. DANIEL, ESQ.
                       WOODS, ROGERS & HAZLEGROVE, P.L.C.
                          First Union Tower, Suite 1400
                            10 South Jefferson Street
                             Roanoke, Virginia 24011
                                 (540) 983-7537

THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT
(NO. 333-02455) SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE WITH RULE 464 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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                                EXPLANATORY NOTE

        Roanoke Gas Company ("Roanoke Gas") previously registered 50,000 shares of common stock ("Roanoke Gas Common Stock") issuable pursuant to the Roanoke Gas Company Key Employee Stock Option Plan (the "Plan"), and filing fees of $315.00 were paid with respect to same, on the Registration Statement on Form S-8 (No. 333-02455) of Roanoke Gas. RGC Resources, Inc. ("Registrant") is the successor issuer to Roanoke Gas pursuant to the Amended and Restated Agreement and Plan of Merger referenced as Exhibit 2 hereto (the "Merger Agreement") and, pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Act"), hereby expressly adopts Roanoke Gas' Registration Statement on Form S-8 (No. 333-02455) as Registrant's own registration statement for all purposes of the Act and the Securities Exchange Act of 1934, as amended. The contents of Registration Statement No. 333-02455 are incorporated herein by reference. Pursuant to the Merger Agreement, (a) at 10:00 p.m. on July 1, 1999 each share of Roanoke Gas Common Stock then outstanding was converted into one share of common stock, $5.00 par value per share, of the Registrant ("Common Stock"),
(b) the Plan was amended to utilize Common Stock instead of Roanoke Gas common stock, and (c) the Plan was assumed by the Registrant. Of such 50,000 shares of Common Stock, no shares remained available for option grants as of July 1, 1999, 13,000 shares had been issued upon exercise of options, and 37,000 shares were subject to options not yet exercised.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3: INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

        (a) Roanoke Gas Company's latest Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

        (b)  All other reports filed by Roanoke Gas and Registrant pursuant to
Section 13(a) or 15(d) of the Securities and Exchange Act of 134 ("Exchange Act") since September 30, 1998.

        (c) the description of the Registrant's $5.00 par value common stock contained in its Registration Statement on Form S-4 dated January 28, 1999, including any amendments filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates what all securities offered hereby have been sold or which deregisters all securities offered



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hereby then unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4: DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5: INTEREST OF NAMED EXPERTS AND COUNSEL.

        Certain legal matters with respect to the Plan and in connection with the issuance of Common Stock pursuant thereto have been passed upon for the Registrant by Woods, Rogers & Hazlegrove, P.L.C. The Partners of the firm of Woods, Rogers & Hazlegrove, P.L.C. and members of their immediate families beneficially owned, as of July 1, 1999, in the aggregate, approximately 63,000 shares of common stock.

ITEM 6: INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE
        COMPANY.

        Section 13.1-692.1 of the Code of Virginia, 1950, as amended, places a limitation on the liability of officers and directors of a corporation in any proceeding brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation. The damages assessed against an officer or director arising out of a single transaction, occurrence, or course of conduct shall not exceed the greater of $100,000 or the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The statute also authorizes the corporation, in its articles of incorporation or, if approved by the shareholders, in its bylaws, to provide for a different specific monetary limit on, or to eliminate entirely, liability. The liability of an officer or director shall not be limited if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Company's Articles of Incorporation contain a provision which eliminates, to the full extent that the laws of the Commonwealth of Virginia permit, the liability of an officer or director of the Company to the corporation or its shareholders for monetary damages for any breach of duty as a director or officer.

        The Company's Articles of Incorporation also require the Company to indemnify any director or officer who is or was a party to a proceeding, including a proceeding by or in the right of the corporation, by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Company as a director, officer, employee or agent of another entity. Directors and officers of the Company are entitled to be indemnified against all liabilities and expenses incurred by the director or officer in the proceeding, except such liabilities and expenses as are incurred because of his or her willful misconduct or knowing violation of the criminal law. Unless a determination has been made that indemnification is not permissible, a director or officer also is entitled to have the Company make advances and reimbursement for



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expenses prior to final disposition of the proceeding upon receipt of a written undertaking from the director or officer to repay the amounts advanced or reimbursed if it is ultimately determined that he or she is not entitled to indemnification. The Board of Directors of the Company also has the authority to extend to employees, agents, and other persons serving at the request of the Company the same indemnification rights held by directors and officers, subject to all of the accompanying conditions and obligations.

        Virginia Code Section 13.1-700.1 permits a court, upon application of a director or officer, to review the Company's determination as to a director's or officer's request for advances, reimbursement or indemnification. If it determines that the director or officer is entitled to such advances, reimbursement or indemnification, the court may order the Company to make advances and/or reimbursement for expenses or to provide indemnification, in which case the court shall also order the Company to pay the officer's or director's reasonable expenses incurred to obtain the order. With respect to a proceeding by or in the right of the corporation, the court may order indemnification to the extent of the officer's or director's reasonable expenses if it determines that, considering all the relevant circumstances, the officer or director is entitled to indemnification even though he or she was adjudged liable, and may also order the Company to pay the officer's and director's reasonable expenses incurred to obtain the order.

        The Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against any liability asserted against or incurred by such person, in any such capacity or arising from his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the Articles of Incorporation.

        The Company maintains a directors' and officers' legal liability insurance policy in the amount of $2,000,000, issued by the Chubb Group Insurance Companies. The policy provides coverage up to 100% of its face amount, subject to certain deductible or retention amounts. In general, the policy insures:

        o the Company's directors and officers against losses by reason of their wrongful acts, and/or

        o the Company against claims against the directors and officers by reasons of their wrongful acts for which the Company is required to indemnify or pay, all as such terms are defined in the policy and subject to the terms, conditions and exclusions contained therein.



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ITEM 7: EXEMPTION FROM REGISTRATION.

        Not applicable.

ITEM 8: EXHIBITS.

        The exhibits to the Registration Statement are listed in the
        Exhibit Index elsewhere herein.

ITEM 9: UNDERTAKINGS.

               (a)    The undersigned Registrant hereby undertakes:

                      (1) to file, during any period in which offers or sales
               are being made, a post-effective amendment to this Registration
               Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
               (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in the post-effective amendment to those paragraphs is contained in periodic reports filed by the Registrant pursuant to
               Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                      (2) That, for the purpose of determining any liability
               under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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                      (3) to remove from registration by means of a
               post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registrant Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling persons of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    EXHIBITS

Exhibit No.    Description
-----------    -----------

2 Amended and Restated Agreement and Plan of Merger and Reorganization (incorporated by reference to Exhibit 2 to Form 8-K filed on July 2, 1999)

4(a) Specimen copy of certificate for RGC Resources, Inc. common stock, $5.00 par value (incorporated herein by reference to Exhibit 4(a) of the Registration Statement on Form S-4 (No. 333-67311)

4(b)           Article I of the Bylaws of RGC Resources, Inc.
               (incorporated herein by reference to Exhibit 3(b) of the Registration Statement on Form S-4 (No. 333-67311)

4(c)           Amended and Restated Key Employee Stock Option Plan of RGC
               Resources, Inc.


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5              Opinion of Woods, Rogers & Hazlegrove, P.L.C. with respect to legality of securities registered

23(a)          Consent of Woods, Rogers & Hazlegrove, P.L.C. (included in
               Exhibit (5))

23(b)          Consent of Deloitte & Touche LLP

23(c)          Consent of KPMG LLP

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, Commonwealth of Virginia, on July 2, 1999.

                                            RGC RESOURCES, INC.


                                            By: s/John B. Williamson, III
                                                ---------------------------
                                                   John B. Williamson, III
                                                   President and Chief
                                                          Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated as of July 2, 1999.

        Signature                                  Title

s/John B. Williamson, III                         President, Chief Executive
-------------------------------                   Officer and Director (Chief
  (John B. Williamson, III)                       Executive Officer)


s/Roger L. Baumgardner                            Vice President, Secretary
-------------------------------                   and Treasurer (Principal
  (Roger L. Baumgardner)                          Accounting Officer)


s/Lynn D. Avis                                     Director
-------------------------------
  (Lynn D. Avis)


s/Abney S. Boxley, III                             Director
-------------------------------
  (Abney S. Boxley, III)



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s/Frank T. Ellett                                  Director
-------------------------------
  (Frank T. Ellett)


s/Frank A. Farmer, Jr.                             Director
-------------------------------
  (Frank A. Farmer, Jr.)



s/Wilbur L. Hazlegrove                             Director
-------------------------------
  (Wilbur L. Hazlegrove)


s/J. Allen Layman                                  Director
-------------------------------
  (J. Allen Layman)


s/Thomas L. Robertson                              Director
-------------------------------
  (Thomas L. Robertson)


s/S. Frank Smith                                   Director
-------------------------------
  (S. Frank Smith)

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                                  EXHIBIT INDEX




Exhibit No.      Description
-----------      -----------

2 Amended and Restated Agreement and Plan of Merger and Reorganization (incorporated by reference to Exhibit 2 to Form 8-K filed on July 2, 1999)

4(a) Specimen copy of certificate for RGC Resources, Inc. common stock, $5.00 par value (incorporated herein by reference to Exhibit 4(a) of the Registration Statement on Form S-4
                 (No. 333-67311)

4(b)             Article I of the Bylaws of RGC Resources, Inc.
                 (incorporated herein by reference to Exhibit 3(b) of the Registration Statement on Form S-4 (No. 333-67311)

4(c)             Amended and Restated Key Employee Stock Option Plan of RGC
                 Resources, Inc.

5 Opinion of Woods, Rogers & Hazlegrove, P.L.C. with respect to legality of securities registered

23(a)            Consent of Woods, Rogers & Hazlegrove, P.L.C. (included in
                 Exhibit (5))

23(b)            Consent of Deloitte & Touche LLP

23(c)            Consent of KPMG LLP



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